SECURITIES  AND  EXCHANGE  COMMISSION

                            Washington,  D.C.  20549

                                  FORM  8-K/A

                                AMENDMENT NO. 1

                                CURRENT  REPORT

                  Pursuant  to  Section  13  or  15(d)  of  the

                      Securities  Exchange  Act  of  1934

Date  of  Report  (Date  of  earliest
event  reported):  December  31,  2009
                   -------------------

                             JK  ACQUISITION  CORP.
--------------------------------------------------------------------------------
     (Exact  name  of  registrant  as  specified  in  its  Charter)

     Delaware                   001-32574                 87-0745202
--------------------------------------------------------------------------------
(State  or  other            (Commission  File          (IRS  Employer
jurisdiction  of                 Number)             Identification  Number)
Incorporation)

855  Bordeaux  Way,  Suite  200,  Napa,  California              94558
--------------------------------------------------------------------------------
(Address  of  principal executive offices)                      (Zip Code)

Registrant's  telephone  number,
including  area  code:   (707)  254-8880
                         ---------------

            4265  San  Felipe,  Suite  1100,  Houston,  Texas 77027
--------------------------------------------------------------------------------
     (Former  name  or  former  address  if  changed  since  last  report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]     Pre-commencement  communications  pursuant  to  Rule  13e-4(c) under the
        Exchange     Act  (17  CFR  240.13e-4(c))

                                EXPLANATORY NOTE

     On January 5, 2010, JK Acquisition Corp. (the "Company") filed a Current Report on Form 8-K (the "Initial 8-K") reporting on a change in control of the Company. The Initial 8-K alluded to a business opportunity that the Company intended to pursue. This Amendment No. 1 to Current Report on Form 8-K supplements and amends the Initial 8-K by describing in more detail the foregoing business opportunity. Such description is intended to provide "Form 10 information" as such term is used in Rule 144 under the Securities Act of 1933, as amended. Moreover, a new Item 5.06 captioned "Change in Shell Company Status" is being added to the Initial 8-K.

ITEM 5.01.  CHANGES IN CONTROL OF REGISTRANT.

                                   BACKGROUND

EARLY  COMPANY  HISTORY

     The Company has historically been a blank check company. It was formed in 2005 to serve as a vehicle for the acquisition, through a merger, capital stock exchange, asset acquisition or other similar business combination with a then unidentified operating business. On April 11, 2006, the Company completed its initial public offering (the "IPO") of equity securities, raising net proceeds of $76,632,404. On September 6, 2006, the Company, Multi-Shot, LLC ("Multi-Shot") and various other parties entered into the Agreement and Plan of Merger ("Merger Agreement") and related agreements. Over the course of this transaction, the parties twice amended the terms of the Merger Agreement and twice extended the transaction. On January 31, 2008, the Company announced that the special meeting of its stockholders to vote on the proposed merger with Multi-Shot had been cancelled. The Company determined and informed Multi-Shot that the proposed merger would not receive the votes of its stockholders required for approval. The Merger Agreement expired on January 31, 2008, and the proposed merger with Multi-Shot was abandoned. As a result, the Company's Board of Directors determined it would be in the best interests of the stockholders to distribute to stockholders holding shares of Common Stock issued in the IPO all amounts held in a trust fund (net of applicable taxes) established by the Company at the consummation of the IPO into which a certain amount of the net proceeds from the IPO had been deposited.

     Because the Company did not consummate a qualifying business combination, the Company's Board of Directors contemplated alternatives for preserving value for stockholders. Ultimately, the Board of Director proposed to amend the Company's certificate of incorporation to permit the continuance of the Company as a corporation beyond the time currently specified in the Company's certificate of incorporation. The Company's stockholders approved this amendment to the Company's certificate of incorporation. After such approval, the Board of Director began seeking a company or companies that the Company could acquire or with which it could merge.

RECENT  CHANGE  IN  CONTROL

     Before any acquisition or merger of the type described in the preceding paragraph occurred, a change in control of the Company occurred on December 31, 2009 when Golden Gate Homes, Inc., a privately held Delaware corporation ("Golden Gate"), acquired from James P. Wilson and Keith D. Spickelmier, respectively, 67,738,379 and 55,472,309 shares of the Company's common stock theretofore owned by them separately, for an aggregate of 123,210,688 shares of common stock, representing approximately 96.5% of the outstanding shares of the Company's common stock and the controlling interest in the Company. The purchase prices paid for these shares were $171,875 to Mr. Wilson and $140,625 to Mr. Spickelmier. Steven Gidumal and Brandon Birtcher each own one-third of Golden Gate, and two trusts of which Tim Wilkens is the trustee, The Wilkens 2000 Trust and The Wilkens 2003 Trust (the "Wilkens Trusts"), own the remaining one-third of Golden Gate. Biographical information about Messrs. Gidumal, Wilkens and Birtcher is contained below. The funds for the purchase of the shares came personally from Messrs. Gidumal and Birtcher, and from the accounts of the Wilkens Trusts. Golden Gate purchased the shares to pursue a business opportunity through the Company. For more information about this business opportunity, see "Company's New Business" below. Messrs. Wilson and Spickelmier, on the one hand, and Golden Gate, on the other hand, have not entered into any arrangements or understandings with respect to the election of directors or other similar matters, other than for Mr. Spickelmier's agreement to continue to serve as a Company director until the Company complies with
Section 14(f) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14f-1 thereunder for any subsequently elected Company directors.

     In connection with the transaction described in the preceding paragraph, the following events occurred:

* James P. Wilson resigned from the Company's Board of Directors, and Steven Gidumal was elected to the Board to fill the newly created vacancy, to serve along with Keith D. Spickelmier, who remains as the second director. For more information about the new director, see "ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT
      OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS" below.

* All of the Company's then serving officers resigned, and the Company elected the following persons

OFFICER                      OFFICES
-------                      -------

Steven Gidumal               Chairman  of  the  Board  &
                             Chief  Financial  Officer

Tim  Wilkens                 Chief  Executive  Officer

Brandon  Birtcher            President

Basil  N.  Argerson          Senior  Vice  President,  Treasurer  &  Secretary

          For more information about the new officers, see "ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS" below.

     * The Company has proposed to change its corporate name to "Golden Gate Homes, Inc." and to effect a 1-for 35 reverse split of the Company's common stock to improve the Company's capital structure. Further information about these matters is included in a definitive written consent solicitation statement filed by the Company with the U.S. Securities and Exchange Commission (the "SEC") on January 25, 2010. Moreover, the Company is considering adding additional members to its Board of Directors. One additional director now being considered is Tim Wilkens. Information with respect to this proposed addition is included in an Information Statement pursuant to Section 14(f) of the Exchange and Rule 14f-1 thereunder that the Company filed with the SEC on January 25, 2010.

                             COMPANY'S NEW BUSINESS

GENERAL

     As a result of the change in control of the Company described above, the Company is adopting a significant change in its corporate direction. The
Company has decided to focus its initial efforts on a plan of operation that would focus on marketing high-quality, distressed residential properties in exclusive US markets (with an initial focus on California) to international buyers (primarily from China and other parts of Asia) through exclusive selling agreements or consignment arrangements. In the event that the Company is successful in completing a major capital raising transaction, it will also consider purchasing similar assets for resale to the same target market.

INDUSTRY  BACKGROUND

     The Company's management believes that the recession in the United States economy that began in December 2007 has created opportunities in the real estate market. CNNMoney.com has reported that this recession, which is frequently referred to as "the Great Recession," is generally regarded as "the worst economic downturn since the Great Depression." Huliq News has reported that total residential foreclosures in the United States for the two years and nine months ending with the third quarter of 2009 numbered 7,827,219, with the possibility of the total number of foreclosures reaching 25 million before the housing crisis ends. These adverse developments in the United States residential market have had a devastating effect on housing prices. On September 29, 2009, SEATTLEPI.COM reported that the S&P/Case-Shiller Home Price Index released on that date indicated that home prices in 20 metropolitan areas in the United States were down about 33% from a mid-2006 peak.

     Due to the current economic decline and the more restrictive lending conditions in the country, the demand for real estate is, and therefore the prices real estate command are, currently low relative to recent levels. This is reflective in the higher capitalization rates (indicating lower prices) that real estate buyers are asking and real estate sellers are willing to accept for the sale of their properties. The lower prices, in conjunction with the continuing low interest rates available in the market, makes this an attractive period to market U.S. real estate to foreign buyers, either through exclusive sales agreements or consignment transactions, or if financing can also be obtained, through acquisition and resale of properties.

     With the gradual resurgence of the United States economy and easing of capital restraints, the Company believes that properties acquired during this period should experience a natural appreciation in value as demand improves. The Company feels that the forward looking U.S. stock market and the recent upward movement of the S&P/Case-Shiller Home Prices Index indicate the real estate market may have bottomed and a gradual climb into a stronger market cycle may be expected, although there can be no assurance of this. Tim Wilkens, the Company's Chief Executive Officer, is a veteran of the Houston real estate market that went sour in the mid 1980's as oil prices crashed. During the 1980's, Mr. Wilkens led the acquisition of over 600 properties in Houston. Mr. Wilkens believes that an opportune time has arisen in many U.S. real estate markets akin to the real estate market that emerged in Houston during the late 1980's.

     The Company's management believes that real estate developers, as well as banks and lending institutions, are now reluctant owners and forced sellers of properties. Banks are facing situations where state and local approvals have expired, documentation for projects are lost or non-existent, and permits have expired or need to be secured. The inventory of foreclosed REO ("real estate owned" by banks) town homes and condominiums in California (the Company's primary target areas) numbers approximately 37,000 properties that need resolution.

STRATEGY

     The Company's strategy is to distinguish itself and create a unique value proposition. Key components of the Company's strategy include:

* Use the extensive background of the Company's new management in real estate and distressed situations to grow the Company's new business rapidly.
* Take advantage of the significant downturn in the residential property markets in selected areas of the United States to capture large discounts on properties to provide a strong value proposition to its overseas buyers. In situations where the Company seeks to control or acquire properties for resale, it will strive to do so at significant discounts to appraised value. Where projects or specific properties have stalled or become unsellable for various reasons related to the lack or expiration of governmental approvals, lack of adequate documentation, the bankruptcy of the developer or cross-collateralization problems, or other similar issues, the Company's new management has ample background to resolve such complex situations and add value for the benefit of all parties involved.

* Use a rigid selection and, where applicable, acquisition criteria regarding properties to be marketed.
* Leverage a proprietary property database that the Company is developing to facilitate finding properties to market, which includes many properties that are not up for public sale.
* Establish a growing list of sellers who want to access the Company's unique overseas distribution network, to facilitate their domestic sales process.
* Use a unique, exclusive sales and marketing distribution network within China for properties to be marketed and sold through the Company's marketing agreement with Premier Capital, Ltd. ("Premier Capital"), a real estate brokerage firm based in Hong Kong that is one of the largest sellers of international properties in China. The Company believes that this approach will attract new buyers (particularly land-ownership desirous Chinese citizens) for United States properties to compensate in part for the lack of buyers currently in the market for these properties.
* Provide property management expertise to support an expanding number of units sold or owned over time.
* Provide one-stop acquisition and management services to Chinese and other international buyers, including facilitating their access to US-Chinese lenders.
* Rapidly turn over inventories of properties to Chinese and other international buyers. The Company will strive to sell entire projects within two to six months of their initial consignment or acquisition, as the case may be. Rapid turnover of properties should lead to an efficient use of capital.

PROPERTY SELECTION

     The Company's management will make all decisions in identifying and selecting prospective target properties. The Company will use a rigorous selection process to bring value to its buyer-clients. In searching for and evaluating prospective target properties, the Company intends to use the following practices:

* A focus on residential properties, which in many instances may be suitable to being rented by their overseas owners to third-parties;
* Identification of foreclosed and REO properties by working directly with banks and leading brokers;
*     Focus  on  well-built,  new  construction  near  major  cities;
* Monitoring of market forecasts to determine which real estate markets will recover/appreciate sooner while still appealing to the Company's overseas clients;
* Evaluation of macro factors such as comparable sales, rental demand, interest rates, location, occupancy, county and regional population and job growth factors;

* Pre-approval of properties (where possible) by property lenders so approvals of financing for buyers move more quickly;
*     Confirmation  of  projects'  marketability  with  Premier  Capital;  and
* Use of the Company's ability to close quickly, when appropriate, to secure the lowest consignment or acquisition price, as the case may be.

     The Company has established general attributes and criteria for prospective target properties. In evaluating a prospective target property, the Company's management will consider, among other factors, the following:

* The location, quality and perceived desirability and price/value of the project;
* Management's understanding of re-sale and other conditions of the particular location and market;
* Management's assessment of the attractiveness of the timing of the consignment or acquisition;
* Management's assessment of the financial attractiveness of a particular target relative to other available targets, and its potential for upside appreciation and return on investment;
* For potential acquisition targets, capital requirements and management's assessment of the ability to finance a particular target;
*     Macro-economic  trends;
*     Environmental  risks;
*     Physical  condition  of  the  target;
* Management's assessment of the ability to manage a particular target and, for potential acquisitions, its ability to redevelop and improve the target; and
* The overall profit expectation and the return on capital expectation of the project or target.

When considering commercial properties in the future, the Company's management will also consider the following:

*     Occupancy  in  the  target  vs.  surrounding  market;
*     Tenant  profile;  and
*     Lease  rollover.

     These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular property will be based, to the extent relevant, on the above factors as well as other considerations believed relevant by the Company's management in effecting a consignment transaction or acquisition consistent with the Company's business objective. In evaluating a prospective target, the Company will conduct an extensive due diligence review that will encompass, among other things, physical inspection of the property or assets, a review of environmental, zoning, permitted use and title issues, and a review of all relevant financial and other information that is made available to the Company. This due diligence review will be conducted either by the Company's management or by unaffiliated third parties the Company may engage.

     The time and costs required to select and evaluate a target property and to structure and complete the consignment or acquisition cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target that is not ultimately completed will result in a loss to the Company and reduce the amount of capital available to otherwise complete other transactions.

     To the extent the Company acquires financially poor assets or properties, the Company may be affected by numerous risks inherent in the business and operations of such properties or assets. Although the Company's management will endeavor to evaluate the risks inherent in a particular property acquisition, the Company can make no assurances that it will properly ascertain or assess all significant risk factors.

MARKETING

     As a communist (i.e., "communal") country, all land in China is property of the State. Home residents lease their homes under land leases, but no Chinese citizen "owns" his or her home. Among the expanding upper middle class to wealthy class in China, home ownership had been unattainable under prior Chinese law. However, the government is now allowing its citizens to invest overseas, including purchasing overseas residential properties. Executives of more than 100,000 state-owned enterprises are being encouraged to travel internationally to invest their capital. Previously, travel visas were unattainable. Despite the changes in Chinese law to encourage overseas investment, to the best of management's knowledge, no supplier of U.S. residential properties has stepped in to fill this need. The Company plans on introducing Chinese buyers to U.S. residential properties where they currently have no access. The Company plans on providing "one-stop" shopping to the "retail" buyer that wants to own one or more California properties. The Company expects that it will, as an assistance to its overseas buyers: (i) perform the property due diligence, (ii) assist in arranging the bank financing, (iii) manage the buyer's property (find tenants, collect rents, pay bills from owner account, etc.) through a separate affiliated property management firm, and (iv) send quarterly statements to the property buyer/owner.

     The Company will focus on marketing properties to residents of five leading Asian cities: Hong Kong, Shanghai, Beijing, Guangzhou and Shenzhen, which have a total population of almost 60 million people. The table below sets forth the respective populations of these five cities.

                   CITY                  POPULATION
                   ----                  ----------
                 Shanghai                18,900,000

                 Beijing                 17,400,000

                 Shenzhen                 8,600,000

                 Guangzhou                7,700,000

                 Hong Kong                7,000,000

          The table set forth after this paragraph reflects the comparable affordability of a California home to a Chinese citizen. The column "Yuan Index to Buy Home" compares the purchase price that a Chinese national would have been required to pay in 2005, the base year, for the average California home (based on the then average price of such home and the then dollar/yuan exchange rate) compared to what the Chinese citizen would have been required to pay in each of the years listed in the table on a 100-point scale. The table reveals that by 2009, Chinese citizens would have been required to pay only 39% of the price they would have been required to spend in order to buy the average California home in 2005. Management believes that this development greatly increases the attractiveness of California properties to Chinese citizens.

                    AFFORDABILITY OF CALIFORNIA HOME IN CHINESE YUAN

                 AVG. CA         YUAN /      AVG. CA          YUAN INDEX TO
  YEAR         HOME PRICE($)(3)  1US$(2)   HOME PRICE(YUAN)     BUY HOME(1)
  ----         -------------     ----        ----------------     --------

  2009*          $248,000*       6.83          1,693,840           39.1

  2008           $346,400        6.85          2,372,840           54.8

  2007           $560,300        7.62          4,269,486           98.6

  2006           $556,400        7.99          4,445,636          102.7

  2005           $522,700        8.28          4,327,956          100.0

  2004           $450,800        8.28          3,732,624           86.2


*     Forecast from the California Realtors website

(1) Index uses 2005 as the base year = 100. Note 2005 was the last year before the Yuan began to float.
(2)  Exchange rate as of June of each year, per Bloomberg.
(3)  Avg. CA Home Price from "California Realtors"' website

STRATEGIC  PARTNER  AND  EXCLUSIVE  MARKETING  AGREEMENT

     The Company has entered into an exclusive marketing agreement with Premier Capital, which management believes is critical to the Company's success. Management believes that Premier Capital is one of the most reputable international real estate consulting firms in Asia and China, and is highly regarded for selling international properties throughout China and other parts of Asia. Premier Capital was founded in Hong Kong in 1988 and expanded into China in 1997. It has Chinese offices in Hong Kong, Beijing, Shanghai,
Guangzhou and Shenzhen, the five Asian cities on which the Company will initially focus. Premier Capital also has offices in Australia, Singapore and New Zealand.

Under the exclusive marketing agreement, the Company has appointed Premier Capital as the Company's exclusive agent for purposes of marketing properties purchased by the Company and approved by Premier Capital ("Approved Properties") in Hong Kong and mainland China. Premier Capital has agreed not to list, market or sell any properties in California, Nevada or Arizona without the Company's approval so long as the Company provides at least 250 Approved Properties per year pursuant to the agreement. The Company will pay the bulk of the expenses arising in connection with the marketing of Approved Properties in Hong Kong and China, although Premier Capital will bear some of these expenses as well. For its services, Premier Capital will be paid a customary brokerage fee for Approved Properties sold in Hong Kong and China. The agreement is for a two-year term ending in the middle of October 2011. The agreement is the result of an almost 20-year personal relationship between Tim Wilkens, the Company's Chief Executive Officer, and Philip Leung, the owner of Premier Capital. Management believes that, so long as the Company performs satisfactorily under the agreement, the agreement will be renewed. However, if the agreement were to terminate for any reason, the Company would be forced to find an alternative third party to market the Company's properties in China and other parts of Asia. The Company has no assurance that it would be able to find such an alternative third party, in which case the Company's business, prospects, financial condition and results of operations would most likely be materially and adversely affected.

PLAN  OF  OPERATION

GENERAL
-------

     The Company intends to engage primarily in marketing high-quality, distressed residential properties in exclusive US markets (with an initial focus on California) to international buyers (primarily from China and other parts of
Asia) through exclusive selling agreements or consignment arrangements. In the event that the Company is successful in completing a capital raising transaction, it will also consider purchasing similar assets for resale to the same target market.


PROPOSED  INITIAL  ACTIVITIES
-----------------------------

     Thus far, the Company has been engaged in preliminary activities relating to the launch of the Company's plan of operation. The Company expects to commence its plan of operation in earnest by the spring of 2010. However, the commencement of this plan of operation depends in part on the procurement of consignment properties and necessary capital, as discussed in the subsection captioned "Capital Requirements" below.

     The Company's initial business objectives are to establish a meaningful number of sales of residential properties to international buyers (primarily from China and other parts of Asia) by obtaining exclusive rights to sell specific U.S. properties (with an initial focus on California). These selling rights may come in the form of exclusive selling agreements, consignment agreements or outright ownership of certain properties. The use of each of these various selling strategies will depend on the willingness of sellers to engage with the Company on the exclusive sale of properties, the Company's ability to complete such sales to its international buyer client base, and the access and availability of capital to the Company. Management believes that an adequate number of properties are available to be marketed overseas, such that this will not be a limiting factor. The Company believes it will have adequate capital to achieve its initial business objectives, particularly upon the completion of the raising of its "seed" capital from its management and persons working with the Company as described in the subsection captioned "Capital Requirements" below. To the extent that the Company is able to complete larger capital raising transactions, it will be able to pursue a more expansive plan of operation.


CAPITAL  REQUIREMENTS
---------------------

     The Company expects to raise "seed" capital in the near future in the aggregate amount of approximately $687,500 from its management and persons who have a relationship with management. This capital is in addition to the $312,500 raised by the Company's largest stockholder used to purchase shares to acquire a controlling interest in the Company. The Company intends to use the proceeds of this capital for working capital and general corporate purposes.
The Company expects that this raise will not be completed until after the completion of a 1-for 35 reverse split of the Company's common stock, which the Company is currently trying to achieve. The Company expects that the providers of this "seed" capital will be issued an aggregate of approximately 1,926,000 post-split shares of Common Stock. Because these shares will not be registered under the Securities Act of 1933, as amended (the "Act"), such shares will be "restricted securities" (as defined in Rule 144 promulgated under the Act) and accordingly, may not be sold or transferred unless such shares are registered under the Act or are sold or transferred pursuant to an exemption therefrom.

     The Company will also seek to raise additional funds to enable it to expand its operations beyond exclusive selling agreements and consignment arrangements to outright purchases of properties for resale. The scope of this aspect of the Company's plan depends completely upon the Company's ability to secure additional financing beyond the "seed" capital described above. The Company currently does not have any binding commitments for, or readily available sources of, additional financing, although the Company's largest stockholder has entered into a "best efforts" placement agreement with a broker/dealer to raise up to an additional $20 million through a future equity offering. This agreement may be assigned to the Company, or the Company may enter into a similar agreement with the same broker/dealer. However, no terms or conditions of any placement have been set, and the Company has no letter of intent or agreement in principal in effect (much less any definitive agreement) regarding any financing by any investor. If the Company is successful in raising $20 million, the Company expects that it would use most of this capital for property acquisitions, and the rest of the funding for working capital, general corporate purposes, reserves and the various fees and expenses incurred in connection with the raise. If the capital raising transaction raises less than $20 million, management will simply scale back in the near-term the amount or size of properties acquired for resale, but expects that its plan to market properties through exclusive selling agreements and consignment arrangements will be unaffected.

     In addition, if the planned $20 million capital raising transaction proves to be less successful than desired, the Company may also undertake a smaller capital raising transaction (without the assistance of a broker/dealer) focusing on investors with whom management already has a pre-existing relationship. The Company can make no assurances that any additional financing will be available to it when needed or, if available, that it can be obtained on commercially reasonable terms.

     Management believes that, if the Company's operations progress as planned, the Company will have positive cash flow to partially finance its business. Moreover, management believes that, if sales of properties result in sufficient positive cash flow, conventional bank financing will be available. Nevertheless, the Company can make no assurances as to future cash flow or the future availability of bank financing.

     To conserve on the Company's capital requirements, the Company may issue shares of its common stock to pay certain expenses.


EVENTUAL  ACTIVITIES
--------------------

     Beyond the Company's initial activities involving marketing California residential properties to Chinese and other Asian citizens, the Company expects to have eventual opportunities to market for sale commercial properties to Chinese state-owned enterprises. Moreover, when U.S. homebuilders return to their historical markets, the Company expects to seek marketing arrangements with homebuilders and vice versa, in which the Company could pre-sell a percentage of each new development. This would sustain growth in "hot markets" when distressed opportunities are minimal. Partnering with U.S. homebuilders would allow the Company to continue to grow under an "asset-light" model that will be very efficient from capital and return-on-equity standpoints.

     FORWARD-LOOKING  STATEMENTS

     The description of the Company's new business contained herein includes forward-looking statements. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends affecting the financial condition of the business that the Company will now undertake. The forward-looking statements are generally accompanied by words such as "plan," "intend," "estimate," "expect," "believe," "should," "would," "could," "anticipate" or other words that convey uncertainty of future events or outcomes. One should not place undue reliance on these forward-looking statements, which apply only as of the date of this Report. The Company's actual results could differ materially from those stated or implied by these forward-looking statements due to risks and uncertainties associated with the Company's business. The principal risks and uncertainties associated with the Company's business will be described in the Company's next Annual Report on Form 10-K due near the end of March 2010. The Company is under no duty to update any of the forward-looking statements contained in this Report after the date hereof to conform such statements to actual results.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

     Effective December 31, 2009, James P. Wilson resigned from the Company's Board of Directors, and Steven Gidumal was elected to the Board to fill the newly created vacancy. Mr. Wilson's resignation was not a result of any disagreement with the Company.

     Effective December 31, 2009, all of the Company's then serving officers (James P. Wilson and Keith D. Spickelmier) resigned from their respective Company offices. None of their resignations was a result of any disagreement with the Company. Moreover, the Company elected a new slate of officers as indicated in the following table:


NAME                  AGE          POSITIONS
----                  ---          ---------

Steven Gidumal         52          Chairman  of  the  Board  &
                                   Chief Financial Officer

Tim  Wilkens           49          Chief  Executive  Officer

Brandon  Birtcher      56          President

Basil  N.  Argerson    49          Senior Vice President, Treasurer &  Secretary


     The  following  is the background of Messrs. Gidumal, Wilkens and Birtcher:

     STEVEN GIDUMAL. Since 2004, Mr. Gidumal has served as the founder, President and Portfolio Manager for Virtus Capital, a firm based in Orlando, Florida that invests in the securities of companies in distressed and restructuring situations, including a variety of real estate and financial institutions. From August 2006 to August 2008, Mr. Gidumal also served as Co-Portfolio Manager of Resurgence Asset Management, a distressed fund based in New York City for which he co-ran a portfolio in excess of $400 million. Mr. Gidumal earned a Bachelor of Science, Economics cum laude from the University of Pennsylvania (Wharton Undergraduate program) and a Master of Business Administration from Harvard Business School as a Baker Scholar (highest honors).

     TIM WILKENS. For the past 11 years, Mr. Wilkens has served as President of Great Western Holdings. Great Western Holdings is a business that is the western United States development partner for Wyndham Worldwide, and in the past has partnered or been approved as a partner for Fairmont Hotels, Marcus Hotels and Shell Vacations. Mr. Wilkens has been involved in residential and commercial property development since the early 1980s. He has developed projects in the Lake Tahoe area, Napa County and Sonoma County. His projects have included class A office developments, residential housing, multifamily housing, hotels, resorts and fractional housing. Mr. Wilkens led several successful ventures that purchased distressed real estate in Texas from 1987 to 1990. Mr. Wilkens has a University Teaching Credential issued by the State of California and has studied at San Jose State University and also at the University of California at Berkeley.

     BRANDON BIRTCHER. Since 2004, Mr. Birtcher has been the President and sole owner of Birtcher Development & Investments, a leading West Coast development company founded by his great-grandfather in 1939. Mr. Birtcher began his real estate career as property manager for the family firm in 1976. Mr. Birtcher was the recipient of the Southern California Property Owner's Association's
"Developer of the Year" award in 1987, and the company was the National Association of Industrial and Office Properties' (NAIOP) "Real Estate Developer of the Year" in 1989. The firm was also named Orange County Business Journal's "Family Business of the Year" in 2000. Mr. Birtcher holds a Bachelor's Degree in Business/Economics from Claremont Men's College.

     Mr. Gidumal is expected to serve initially on the Company's Nominating and Governance Committee. The Company's Board of Directors has a standing Audit
Committee, but no member is currently serving on it. The Company's Board of Directors has not established any standing Compensation Committee. The Board of Directors as a whole will undertake the functions of this committee at the appropriate time. The Board of Directors may establish a Compensation Committee whenever it believes that doing so would benefit the Company.

     The Company has not established standard compensation arrangements for its directors, and the compensation, if any, payable to each individual for his or her service on the Company's Board will be determined (for the foreseeable future) from time to time by the Board of Directors based upon the amount of time expended by each of the directors on the Company's behalf.

     As of the date of this Report, the Company has not decided upon the remuneration that it will pay to its newly elected officers. The Company does not expect to pay any such remuneration (other than expense reimbursements) until such time as it is able to generate sufficient revenues or complete a significant capital raising event to permit it to do so. In either such event, management expects that the Company will start to pay management salaries at market levels, consistent with any restrictions on salaries imposed by investors providing additional funds.

ITEM  5.06.  CHANGE  IN  SHELL  COMPANY  STATUS

     The information included in Item 5.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 5.06 of this Current Report on Form 8-K.

     Prior to the December 31, 2009 change in control transaction described in Item 5.01 above, the Company was a "shell company," as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended. As a result of such transaction, the Company adopted a significant change in its corporate direction involving the marketing of high-quality, distressed residential properties in exclusive US markets, with an initial focus on California, for resale to international buyers, primarily from China and other parts of Asia. As of the date of the filing of this Amendment No. 1 to Current Report on Form 8-K, the Company and its controlling stockholder have undertaken the following activities:

*     Raised  "seed"  capital  in  the  amount of $212,500 for Company expenses;
* Entered into an exclusive marketing agreement with Premier Capital, Ltd., a real estate brokerage firm based in Hong Kong that management believes to be one of the largest sellers of international properties in China;
* Assembled an extremely well-qualified management team with an extensive background in real estate and distressed situations;
* Procured the services of an investment banking firm to assist the Company with a major capital raising transaction; and
* Engaged five full-time acquisition brokers that are currently identifying target properties for acquisition.

The Company believes that that this change in its corporate operations caused the Company to cease being a shell company.

ITEM  9.01.  FINANCIAL  STATEMENTS  AND  EXHIBITS.

(c)     Exhibits.

Exhibit
Number     Exhibit  Title

10.01 Marketing and Sales Partnership Agreement dated September 23, 2009 by and between the Company and Premier Capital, Ltd.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    JK  ACQUISITION  CORP.
                                    (Registrant)

Date:  February  9,  2010           By:  /s/Steven  Gidumal
                                            -------------------
                                            Steven  Gidumal,
                                            Chief  Financial  Officer  and
                                            Chairman